Exhibit 10.2

THIS CANCELLATION AND TERMINATION AGREEMENT (the “Agreement”) is made and entered into this 30th day of October, 2026,

BY AND BETWEEN:

1.	TREASURE SUCCESS INTERNATIONAL LIMITED, a company incorporated under the laws of Hong Kong with company registration number 2398596 and having its registered office at 19/F, Ford Glory Plaza, 37–39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong (hereinafter referred to as the “Company”); and

2.	MULTI-GLORY CORPORATION LIMITED, a limited liability company incorporated under the laws of Hong Kong and having its registered office at Unit A, 19/F, Ford Glory Plaza, 37–39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong (hereinafter referred to as the “Consultant”).

(The Company and the Consultant are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS:

A.	The Company and the Consultant entered into a Consulting Agreement dated as of January 16, 2018 (the “Consulting Agreement”), pursuant to which the Consultant was retained to provide sales, marketing, and high-level advisory services to the Company, through its designated individual, Mr. Ng Tsze Lun (Ringo Ng).

B.	The Parties have mutually agreed to cancel and terminate the Consulting Agreement with effect from 11:59 p.m. on October 31, 2026 (the “Termination Date”), in connection with the consolidation of Mr. Ng Tsze Lun (Ringo Ng)’s executive service arrangements into a direct employment arrangement.

C.	The Parties wish to record the formal terms and conditions governing the termination of the Consulting Agreement and to grant full and final mutual releases in respect thereof.

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

1. TERMINATION OF CONSULTING AGREEMENT

1.1 The Parties hereby mutually agree that the Consulting Agreement shall be unconditionally canceled and terminated with effect from the Termination Date.

1.2 As of the Termination Date, the Consulting Agreement shall be of no further force or effect, and neither Party shall have any further rights, duties, or obligations thereunder, save as expressly set out in this Agreement.

2. FINAL SETTLEMENT AND COMPENSATION

2.1 The Company shall pay to the Consultant all accrued and unpaid consultancy fees and approved reimbursable expenses up to and including the Termination Date, in accordance with the terms of the Consulting Agreement, subject to receipt of the corresponding invoice.

2.2 The Consultant confirms and acknowledges that, upon payment of the amounts referred to in Clause 2.1 above, the Company has fully satisfied all payment obligations, compensation, fees, and expenses due or payable to the Consultant under or in connection with the Consulting Agreement.

3. MUTUAL RELEASE AND DISCHARGE

3.1 In consideration of the mutual covenants contained herein, each Party, on behalf of itself and its affiliates, successors, assigns, directors, officers, and representatives, hereby fully, irrevocably, and unconditionally releases, acquits, and forever discharges the other Party (and its respective directors, officers, shareholders, employees, agents, affiliates, and representatives) from any and all claims, demands, actions, causes of action, liabilities, obligations, losses, damages, costs, and expenses of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising out of, in connection with, or in relation to the Consulting Agreement or the performance or termination thereof.

3.2 Each Party expressly warrants and represents that it has not assigned, transferred, or purported to assign or transfer to any third party any claim or right released under Clause 3.1.

4. CONFIDENTIALITY AND SURVIVAL

4.1 The Consultant acknowledges and agrees that all obligations of confidentiality, non-disclosure, and non-competition set forth in Section 10 of the Consulting Agreement shall survive the termination of the Consulting Agreement and shall remain in full force and effect in accordance with their respective terms.

5. GOVERNING LAW AND JURISDICTION

5.1 This Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region.

5.2 Any dispute, controversy, or claim arising out of or relating to this Agreement, including its formation, validity, breach, or termination, shall be subject to the exclusive jurisdiction of the courts of Hong Kong.

6. GENERAL PROVISIONS

6.1 Entire Agreement: This Agreement constitutes the entire agreement and understanding between the Parties relating to the cancellation and termination of the Consulting Agreement, and supersedes all prior negotiations, discussions, or agreements, whether oral or written, in relation to the subject matter hereof.

6.2 Amendments: No modification, variation, or amendment of this Agreement shall be effective unless made in writing and duly executed by authorized representatives of both Parties.

6.3 Counterparts: This Agreement may be executed in any number of counterparts, including electronically or by pdf signature, each of which when executed shall constitute an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Cancellation and Termination Agreement to be executed by their duly authorized representatives on the date first above written.

SIGNED for and on behalf of

TREASURE SUCCESS INTERNATIONAL LIMITED

Authorized Signature:	/s/ Yick Chong San

Name: Yick Chong San

Title: Authorized Person

SIGNED for and on behalf of

MULTI-GLORY CORPORATION LIMITED

Authorized Signature:	/s/ Ng Tsze Lun (Ringo Ng)

Name: Ng Tsze Lun (Ringo Ng)

Title: Director